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                                                   Exhibit 11.1
                                        COUNTRYWIDE CREDIT INDUSTRIES, INC.
                               STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


                                                                                     Six Months
                                                                                  Ended August 31,
                                                                                 1995           1994
                                                                           ---------------- -----------------
                                                                           (Dollar amounts in thousands,

except per share data)
Primary

   Net earnings applicable to common stock                                      $85,128           $52,839
                                                                           ================ =================


   Average shares outstanding                                                    94,875            91,165
   Net effect of dilutive stock options --
     based on the treasury stock method
     using average market price                                                   1,607               935
                                                                           ---------------- -----------------

       Total average shares                                                      96,482            92,100
                                                                           ================ =================

   Per share amount                                                               $0.88             $0.57
                                                                           ================ =================


Fully diluted

   Net earnings applicable to common stock                                      $85,128           $52,839
                                                                           ================ =================


   Average shares outstanding                                                    94,875            91,165
   Net effect of dilutive stock options --
     based on the treasury stock method using
     the closing market price, if higher than
     average market price.                                                        2,096               948
                                                                           ---------------- -----------------

       Total average shares                                                      96,971            92,113
                                                                           ================ =================

   Per share amount                                                               $0.88             $0.57
                                                                           ================ =================
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